EXHIBIT 1


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                           ORIENT-EXPRESS HOTELS LTD.
                               (a Bermuda company)
                         9,903,300 Class A Common Shares
                              (par value $.01 each)

                                 SALES AGREEMENT

                                                             _____________, 2005

[Name and Address of Sales Agent]





Ladies and Gentlemen:

     Orient-Express Hotels Ltd., a company incorporated in Bermuda ("OEH"), and Sea Containers Ltd., a company incorporated in Bermuda (the "Selling Shareholder"), confirm their agreement with you with respect to the offer and sale by the Selling Shareholder of up to 9,903,300 shares (the "Shares") of the class A common shares, par value $.01 each, of OEH (the "Class A Shares"). The Shares include 2,459,399 Class A Shares issuable upon conversion of 2,459,399 class B common shares, par value $.01 each, of OEH (the "Class B Shares") owned by the Selling Shareholder.

     Subject to the terms and conditions stated herein, the Selling Shareholder hereby (i) appoints you as its agent for the purpose of selling any or all of the Shares in accordance with the provisions of paragraph 2(a) hereof, and (ii) agrees that whenever the Selling Shareholder determines to sell Shares directly to you as principal for resale to others, it will enter into a Terms Agreement relating to such sale in accordance with the provisions of paragraph 2(b) hereof.

     Each Share includes a right (a "Right") to purchase, under certain circumstances, one one-hundredth of a series A junior participating preferred share of OEH (a "Preferred Share"), subject to adjustment. The Rights are being issued pursuant to a Rights Agreement dated as of June 1, 2000, between OEH and EquiServe Trust Company N.A. (successor to Fleet National Bank), as rights agent (the "Rights Agreement").

     OEH has on file with the United States Securities and Exchange Commission (the "Commission") an effective registration statement on Form S-3 (Registration No. 333-102576), relating to the offer and sale of the Shares by the Selling Shareholder from time to time in accordance with Rule 415(a)(1)(i) under the United States Securities Act of 1933 (the "1933 Act"). Such registration statement, including the exhibits thereto, at the time the last filed post-effective amendment thereto becomes effective, is hereinafter called the "Registration Statement," and the prospectus constituting Part I of the Registration Statement is hereinafter called the "Prospectus," except that (a) if an amended Prospectus or Prospectus supplement is filed by OEH pursuant to Rule 424(b) under the 1933 Act, the term "Prospectus" will mean the last such amendment or supplement, and (b) whenever OEH files any report pursuant to Section



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13(a), 13(c) or 15(d) of the United States Securities  Exchange Act of 1934 (the
"1934 Act") which is incorporated by reference into the Registration Statement pursuant to Item 12 of Form S-3, the terms "Registration Statement" and "Prospectus" will include such report from and after the time it is filed with the Commission.

     Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations to register additional Shares is herein referred to as the "Rule 462(b) Registration Statement," and after such filing, the term "Registration Statement" shall include the Rule 462(b) Registration Statement. For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any Term Sheet or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

     All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Registration Statement, any preliminary prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which are included in a document which is incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the 1934 Act which is incorporated by reference in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be.

     SECTION 1. (a) Representations and Warranties of OEH. OEH represents and warrants to you as of the date of this Agreement, and will represent and warrant to you on each date hereafter when a post-effective amendment to the Registration Statement becomes effective (an "Effective Date"), on each Settlement Date (as defined in paragraph 2(b) below) and on each time referred to in paragraphs 6(a) and 6(b) below (a "Representation Date"), as follows:

          (i) Compliance with Registration Requirements. OEH meets the registrant requirements for the use of Form S-3 to register under the 1933 Act the offer and sale of the Shares by the Selling Shareholder, as described in the Prospectus. Each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the 1933 Act, no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act, and no proceedings for that purpose have been instituted or are pending or, to the knowledge of OEH, are contemplated by the Commission, and any request on the part of the Commission for supplemental information pursuant to Rule 418 under the 1933 Act has been complied with.

          At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective or will become effective, the Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto complied or will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations, and did not and will not contain an untrue statement of a material fact or omit to state a material fact required

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     to be stated  therein  or  necessary  to make the  statements  therein  not misleading. Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was or will be issued, included or will include an untrue statement of a material fact, or omitted or will omit to state a material fact, necessary in order to make the statements therein, in the light of the circumstances under which they were or will be made, not misleading. The representations and warranties in this subsection 1(a)(i) will not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with the Furnished Information, as provided in paragraph 7(a) of this Agreement.

          Each preliminary prospectus and the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424(b) under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to you for use in connection with this offering was substantively identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

          (ii) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied or will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations or the 1934 Act and the rules and regulations of the Commission thereunder (the "1934 Act Regulations"), as applicable, and, when read together with the other information in the Prospectus, at the time the Registration Statement and any post-amendment thereto became or will become effective and at the time the Prospectus was issued, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

          (iii) Independent Accountants. To the knowledge of OEH, Deloitte & Touche LLP, the accountants who reported on the financial statements and supporting schedule included in or incorporated by reference into the Registration Statement and the Prospectus, are an independent registered public accounting firm as required by the 1933 Act and the 1933 Act Regulations.

          (iv) Financial Statements. The consolidated financial statements of OEH and its consolidated subsidiaries included in or incorporated by reference into the Registration Statement and the Prospectus present fairly the financial position and results of operations of OEH and its subsidiaries on a consolidated basis at the respective dates, or for the respective periods, to which they apply; such financial statements have been prepared in conformity with U.S. generally accepted accounting principles applied on a consistent basis throughout the respective periods involved, and in compliance with the applicable accounting requirements of the 1933 Act, the 1934 Act and the rules of the Commission, and the supporting financial statement schedule or schedules included or incorporated by reference in the Registration Statement, when considered in relation to the basic consolidated financial statements taken as a whole, presents or present fairly in

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     all material  respects the information  required to be stated therein.  Any summary consolidated financial data included or incorporated by reference in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited consolidated
     financial   statements   included  or  incorporated  by  reference  in  the
     Registration Statement and the Prospectus.

          (v) Good Standing of OEH and its Subsidiaries. (A) OEH and its subsidiaries have been duly organized and are validly existing as companies or corporations, as the case may be, in good standing under the laws of their respective jurisdictions of organization, with full power and authority (corporate and other) to own, lease and operate their respective properties and conduct their respective businesses as described in the Prospectus, and to enter into this Agreement; (B) OEH and its subsidiaries are in compliance with all laws requiring their qualification to do business as foreign corporations, and are in good standing, in all other jurisdictions in which they respectively own or lease properties of a nature, or transact business of a type, that would require such qualification, except where the failure to comply with such laws do not or would not have a material adverse effect on the condition, financial or otherwise, or on the earnings, business affairs or business prospects of OEH and its subsidiaries considered as one enterprise (a "Material Adverse Effect"); and (C) neither OEH nor any of its subsidiaries is in violation of its charter or bye-laws or other constituent documents.

          (vi) No Material Adverse Change. Since the end of OEH's most recently completed fiscal year for which there are audited OEH financial statements, and except as otherwise disclosed in the Prospectus, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of OEH and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Change"); (B) except for this Agreement and the transactions provided for herein, there have been no transactions entered into by OEH or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to OEH and its subsidiaries considered as one enterprise; and (C) there has been no dividend or distribution of any kind declared, paid or made by OEH on any class of its capital shares, other than regular quarterly dividends in the amount of $.025 per Class A Share and per Class B Share.

          (vii) Authorization, Execution and Delivery of this Agreement. This Agreement, together with any applicable Terms Agreement, has been duly authorized, executed and delivered by OEH and is a valid and binding agreement of OEH, except that (i) the validity of the indemnification and contribution provisions of Sections 7 and 8 of this Agreement may be limited by public policy considerations, and (ii) the validity of Section 16 of this Agreement may be limited by the public policy of the State of New York and the discretion of United States federal or New York State courts with respect to venue, as provided in 28 U.S.C. Section 1404(a) and New York CPLR Section 510, respectively.

          (viii) Authorization of Rights Agreement. The Rights Agreement has been duly authorized, executed and delivered by OEH; the Rights have been duly authorized by

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     OEH; the Rights  attached to the Shares were validly issued when the Shares to which they are attached were issued; and the Preferred Shares issuable upon exercise of such Rights have been duly authorized by OEH and validly reserved for issuance upon the exercise of the Rights and, when issued upon such exercise in accordance with the terms of the Rights Agreement, will be validly issued, fully paid and nonassessable.

          (ix) Authorization and Description of Shares. The Shares have been duly authorized for sale and delivery to you pursuant to the terms of this Agreement, and when sold and delivered to you by the Selling Shareholder pursuant to the terms of this Agreement and any applicable Terms Agreement, against payment of the consideration set forth in the Terms Agreement, will be validly issued, fully paid and non-assessable; no holder of the Shares is or will be subject to personal liability with respect to the debts or obligations of OEH solely by reason of being such a holder; and the descriptions of the Class A Shares and the Rights in the Prospectus are materially accurate and complete summaries.

          (x) Capitalization. The authorized, issued and outstanding capital shares of OEH are as set forth in the Prospectus in the first paragraph under the caption "Description of the Common Shares." All of the outstanding capital shares of OEH and the subsidiaries of OEH have been duly authorized and validly issued and are fully paid and nonassessable, and OEH, directly or through subsidiaries, owns all the outstanding capital shares of its subsidiaries, free and clear of all material security interests, liens, encumbrances, claims and equities, except that approximately 3.0% of the equity in Companhia Hoteis Palace, approximately 4.5% of the equity in Societe de la Cite S.A., approximately 25% of the equity in Miraflores Ventures Ltd. and Plan Costa Maya S.A. de C.V., and 6.5% of the equity in Europe Hotel LLC are not owned by OEH or its subsidiaries; and none of the outstanding capital shares of OEH was issued in violation of the preemptive rights of any shareholder of OEH.

          (xi) New York Stock Exchange Listing. The Class A Shares (including the Shares) and the Rights associated therewith are listed on the New York Stock Exchange.

          (xii) Absence of Material Defaults. Neither OEH nor any of its subsidiaries is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust or other instrument or agreement to which it is a party or by which it or its property may be bound or subject except for such defaults, if any, that individually or in the aggregate would not have a Material Adverse Effect;

          (xiii) No Conflicts with this Agreement. The execution and delivery by OEH of this Agreement and any Terms Agreement, the performance by OEH of, or compliance with, its obligations under this Agreement and any Terms Agreement, and the sale and delivery of the Shares pursuant to this Agreement and any Terms Agreement do not and will not, whether with or without the giving of notice or the passage of time or both, conflict with, or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any tax, lien, charge or encumbrance upon any property or assets of OEH or any subsidiary of OEH under,

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          o    any indenture, mortgage, deed of trust, loan or credit agreement, note, license, lease or any other agreement or instrument to which OEH or any of OEH's subsidiaries is a party, or which is specifically binding on any of them, or to which any of their properties or assets may be subject, except for such conflicts, breaches, violations, defaults, liens, charges or encumbrances that would not have a Material Adverse Effect, or

          o the charter or bye-laws or other constituent documents of OEH or any of OEH's subsidiaries, or

          o any statute, rule or regulation, or any decree, judgment, order, writ or decree of any United States domestic ("domestic") or foreign court or governmental agency or body having jurisdiction over OEH or any of OEH's subsidiaries, or over their respective properties, except for such conflicts, breaches, violations, defaults, liens, charges or encumbrances, if any, that would not have a Material Adverse Effect.

          (xiv) Absence of Proceedings. There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign (other than as may be disclosed in the Prospectus), now pending or, to the knowledge of OEH, threatened, against or affecting OEH or any of its subsidiaries, which action, suit or proceeding is required to be disclosed in or incorporated by reference into the Registration Statement or might result in a Material Adverse Change, or might materially and adversely affect the sale of the Shares pursuant to this Agreement; and all pending or threatened legal or governmental proceedings to which OEH or any of its subsidiaries is a party or of which any of their property is the subject and which are not described in or incorporated by reference into the Registration Statement or otherwise publicly disclosed prior to the date of this Agreement, including ordinary routine litigation incidental to their businesses, are, considered in the aggregate, not material to OEH and its subsidiaries considered as one enterprise.

          (xv) Documents. There are no contracts or documents which are required to be filed or incorporated by reference as exhibits to the Registration Statement by the 1933 Act or by the rules of the Commission, or are required to be described in the Prospectus, which have not been so filed or incorporated by reference or described.

          (xvi) Possession of Intellectual Property. OEH and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, "Intellectual Property") necessary to carry on the business now operated by them, and neither OEH nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of OEH or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or


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     finding) or invalidity or  inadequacy,  singly or in the  aggregate,  would result in a Material Adverse Effect.

          (xvii) Absence of Further Requirements. No consent, approval, authorization or order of, or registration, qualification or filing of or with, any court or governmental agency or body (domestic or foreign) is required for the performance by OEH of its obligations under this Agreement and any Terms Agreement or the consummation of the transactions contemplated by the this Agreement or otherwise in connection with the valid sale and delivery by OEH of the Shares and the Rights except:

          o such as have been or shall have been obtained or made under the 1933 Act or the 1934 Act,

          o such as have been obtained from the Bermuda Monetary Authority, and

          o such as may be required under state securities laws in connection with the purchase and distribution of the Shares and the Rights.

          (xviii) Possession of Licenses and Permits. Except as may be disclosed in the Prospectus, or except as would not individually or in the aggregate have a Material Adverse Effect, each of OEH and its subsidiaries owns, possesses or has obtained all material governmental licenses, permits, certificates, consents, orders, approvals and other authorizations necessary to own or lease, as the case may be, and to operate its properties and to carry on its business as presently conducted, and neither OEH nor any subsidiary has received any notice of proceedings relating to revocation or modification of any such licenses, permits, certificates, consents, orders, approvals or authorizations.

          (xix) Title to Property. Each of OEH and its subsidiaries has good and marketable title to all properties and assets owned by it, free and clear of all liens, charges, encumbrances or restrictions, except such as (A) are otherwise described in the Prospectus or (B) are neither material in amount nor materially significant in relation to the business of OEH and its subsidiaries considered as one enterprise. All of the leases and subleases material to the business of OEH and its subsidiaries, considered as one enterprise, and under which OEH or any subsidiary holds properties, are in full force and effect, and neither OEH nor any subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of OEH or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of OEH or such subsidiaries to the continued possession of the leased or subleased premises under any such lease or sublease.

          (xx) Investment Company Act. OEH is not an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

          (xxi) Environmental Laws. Except as may be disclosed in the Prospectus, or except as would not individually or in the aggregate have a Material Adverse Effect, (A) OEH and its subsidiaries are in compliance with all applicable Environmental Laws, (B)


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     OEH and its  subsidiaries  have all permits,  authorizations  and approvals required under any applicable Environmental Laws and are in compliance with their requirements, (C) there are no pending or threatened Environmental Claims against OEH or any of its subsidiaries, and (D) there are no circumstances with respect to any property or operations of OEH or its subsidiaries that could reasonably be anticipated to form the basis of an Environmental Claim against OEH or any of its subsidiaries. "Environmental Law" means any United States (or other applicable jurisdiction's) federal, state, local or municipal statute, law, rule, regulation, ordinance, code,
     policy  or  rule  of  common  law  and  any   judicial  or   administrative
     interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, health, safety or any chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority, and "Environmental Claims" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating in any way to any Environmental Law.

          (xxii)  Registration  Rights.  There are no  contracts,  agreements or understandings between OEH and any person other than the Selling Shareholder, granting such person the right to require OEH to include in the Registration Statement any securities (debt or equity) of OEH owned or to be owned by such person.

          (xxiii) Internal Controls. OEH and its subsidiaries maintain a system of internal control over financial reporting (as defined in Rule 13a-15(f) under the 1934 Act) designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. generally accepted accounting principles. OEH management assessed the effectiveness of OEH's internal control over financial reporting as of December 31, 2004. In making this assessment, management used the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission (COSO) in Internal Control-Integrated Framework. Based on this assessment and those criteria, OEH's internal control over financial reporting is effective as of the end of OEH's most recently completed fiscal year for which there are audited OEH financial statements. Deloitte & Touche LLP, an independent registered public accounting firm, issued a report on management's assessment of OEH's internal control over financial reporting.

          OEH is not aware of (a) any material weakness in internal control over financial reporting, or (b) any fraud, whether or not material, that involves management or other employees who have a significant role in OEH's internal control over financial reporting. There have been no changes in OEH's internal control over financial reporting since the end of OEH's most recently completed fiscal year for which there are audited OEH financial statements, that have materially affected, or are reasonably likely to affect materially, OEH's internal control over financial reporting.

          (xxiv) Disclosure Controls and Procedures. OEH has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the 1934 Act), which (i) are designed to ensure that material information relating to OEH, including its consolidated subsidiaries, is made known to the OEH's principal executive

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     officers  and its  principal  financial  officer  by  others  within  those entities, particularly during the periods in which the periodic reports required under the 1934 Act are being prepared, (ii) have been evaluated for effectiveness as of the end of the period covered by OEH's most recent annual or quarterly report filed with the Commission, and (iii) are effective in all material respects to perform the functions for which they were established.

          (xxv) Compliance with Sarbanes-Oxley Act of 2002. OEH and its officers and directors are in substantial compliance with applicable effective provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the "Sarbanes-Oxley Act"), and are actively taking steps to ensure that they will be in compliance with any other applicable provisions of the Sarbanes-Oxley Act upon their effectiveness.

          (xxvi) Absence of Manipulation. Neither OEH nor any affiliate of OEH has taken, nor will OEH or any affiliate take, directly or indirectly, any action which is designed to or which has constituted or which would be expected to cause or result in stabilization or manipulation of the price of any security of OEH to facilitate the sale or resale of the Shares.

          (xxvii) Taxes. OEH and its subsidiaries have filed all necessary U.S. federal, state and foreign income tax returns and have paid all taxes shown by such returns which are due and payable, and any related or similar assessment, fine or penalty levied against any of them, except in each case as may be being contested in good faith and by appropriate proceedings. OEH and its subsidiaries have made adequate charges, accruals and reserves in the applicable financial statements described in the Prospectus in respect of all U.S. federal, state and foreign income taxes for all periods as to which the tax liability of OEH or any of its subsidiaries has not been finally determined.

          (xxviii) Officer's Certificates. Any certificate signed by any officer of OEH or any of its subsidiaries and delivered pursuant to the terms of this Agreement to you or to your counsel shall be deemed a representation and warranty by OEH to you as to the matters covered thereby.

     (b) Representations and Warranties of the Selling Shareholder. The Selling Shareholder represents and warrants to you as of the date of this Agreement, and will represent and warrant to you on each Effective Date, each Settlement Date and each Representation Date, as follows:

          (i) Good Standing of the Selling Shareholder. (A) The Selling Shareholder has been duly organized and is validly existing as a company in good standing under the laws of Bermuda, with full power and authority (corporate and other) to enter into this Agreement and to sell, transfer and deliver the Shares; (B) the Selling Shareholder is in compliance with all laws requiring its qualification to do business as a foreign corporation, and is in good standing, in all jurisdictions in which the Selling Shareholder owns or leases properties of a nature, or transacts business of a type, that would require such qualification, except where the failure to comply with such laws would not have a material adverse effect on the condition, financial or otherwise, or on the earnings, business affairs or business prospects of the Selling Shareholder and its subsidiaries considered as one enterprise (a "Selling Shareholder Material Adverse Effect"); and (C) the Selling Shareholder is not in violation of its charter or bye-laws or other constituent documents.

          (ii) Authorization, Execution and Delivery of this Agreement. This Agreement, together with any applicable Terms Agreement, has been duly authorized, executed and delivered by the Selling Shareholder and is a valid and binding agreement of the Selling Shareholder, except that (i) the validity of the indemnification and contribution provisions of Sections 7 and 8 of this Agreement may be limited by public policy considerations, and
     (ii) the validity of Section 16 of this Agreement may be limited by the public policy of the State of New York and the discretion of United States federal or New York State courts with respect to venue, as provided in 28 U.S.C. Section 1404(a) and New York CPLR Section 510, respectively.

          (iii) Accurate Disclosure. To the best knowledge of the Selling Shareholder, the representations and warranties of OEH contained in paragraph 1(a) of this Agreement are true and correct; and the appropriate officers, employees and other representatives of the Selling Shareholder have reviewed and are familiar with the Registration Statement and the Prospectus and, to their best knowledge, neither the Prospectus nor any amendments or supplements thereto (including any prospectus wrapper) includes any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (iv) No Conflicts with this Agreement. The execution and delivery by the Selling Shareholder of this Agreement and any Terms Agreement, the performance by the Selling Shareholder of, or compliance with, it obligations under this Agreement and any Terms Agreement, and the sale and delivery of the Shares pursuant to this Agreement and any Terms Agreement do not and will not, whether with or without the giving of notice or the passage of time or both, conflict with, or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any tax, lien, charge or encumbrance upon the Shares pursuant to,

          o any indenture, mortgage, deed of trust, loan or credit agreement, note, license, lease or other agreement or instrument to which the Selling Shareholder is a party, or which is specifically binding on the Selling Shareholder, or to which any of its properties or assets may be subject, except for such conflicts, breaches, violations, defaults, liens, charges or encumbrances that would not result in a Selling Shareholder Material Adverse Effect,

          o the charter, bye-laws or other constituent documents of the Selling Shareholder, or

          o any statute, rule or regulation, or any judgment, order, writ or decree of any domestic or foreign court or governmental agency or body having jurisdiction over the Selling Shareholder having jurisdiction over the Selling Shareholder or any of its properties, except for such conflicts, breaches, violations, defaults, taxes, liens, charges or encumbrances that would not have a Selling Shareholder Material Adverse Effect.

          (v) Direct  Holder of  Securities;  Title to  Securities.  The Selling
     Shareholder has, and at each Settlement Date (including any Option Settlement Date as defined in paragraph 5(h) of this Agreement) will have, valid and unencumbered title to the Shares to be delivered by the Selling Shareholder on such Settlement Date.

          (vi) Delivery of Shares. Upon payment of the purchase price for any Shares pursuant to this Agreement, delivery of such Shares as directed by you to Cede & Co. ("Cede") or such other nominee as may be designated by The Depository Trust Company ("DTC") (unless delivery of the Shares is unnecessary because such Shares are already in possession of Cede or such other nominee), registration of the Shares in the name of Cede or such other nominee of DTC (unless registration of such Shares is unnecessary because such Shares are already registered in the name of Cede or such other nominee), and the crediting of such Shares on the books of DTC to your securities accounts (assuming that neither DTC nor you has notice of any "adverse claim" to such Shares within the meaning of Section 8-105 of the New York Uniform Commercial Code (the "UCC")), (A) DTC shall be a "protected purchaser" of such Shares within the meaning of Section 8-303 of the UCC, and will acquire its interest in the Shares (including, without limitation, all rights that the Selling Shareholder had or has the power to transfer in such Shares) free and clear of any adverse claim within the meaning of Section 8-102 of the UCC, (B) under Section 8-501 of the UCC, you will acquire a valid security entitlement in respect of such Shares and
     (C) no action (whether framed in conversion, replevin, constructive trust, equitable lien, or other theory) based on any adverse claim to such Shares may successfully be asserted against you with respect to such security entitlement; for purposes of this representation, such Selling Shareholder may assume that when such payment, delivery (if necessary) and crediting occur, (x) such Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company's share registry in accordance with its memorandum of association, bye-laws and applicable law, (y) DTC will be registered as a "clearing corporation" within the meaning of Section 8-102 of the UCC, and (z) appropriate entries to your accounts on the records of DTC will have been made pursuant to the UCC.

          (vii) Absence of Manipulation. The Selling Shareholder has not taken, and will not take, directly or indirectly, any action which is designed to result in, or which has constituted, or which might reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of OEH to facilitate the sale or resale of the Shares.

          (viii) Absence of Further Requirements. No consent, approval, authorization or order of, or registration, qualification or filing of or with, any court or governmental agency or body (domestic or foreign) is required for the performance by the Selling Shareholder of its obligations under this Agreement or the consummation of the transactions contemplated by the this Agreement or otherwise in connection with the valid sale and delivery by the Selling Shareholder of the Shares and the Rights except:

          o such as have been or shall have been obtained or made under the 1933 Act,

          o such as have been obtained from the Bermuda Monetary Authority, and

          o such as may be required under state securities laws in connection with the purchase and distribution of the Shares and the Rights.

          (ix) No Association with NASD. Neither the Selling Shareholder nor any of its affiliates directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, or has any other association with (within the meaning of Article I, Section 1(dd) of the By-laws of the National Association of Securities Dealers, Inc. (the "NASD")), any member firm of the NASD.

          (x) Officer's Certificates. Any certificate signed by any officer of the Selling Shareholder or any of its subsidiaries and delivered to you or to your counsel will be deemed a representation and warranty by the Selling Shareholder to you as to the matters covered thereby.

     SECTION 2. Authorization for Offers; Sales as Agent; Purchases as Principal; Suspensions of Offers.

     (a) Sales as Agent. On the basis of the representations and warranties herein contained, and subject to the terms and conditions herein set forth, you agree, as agent for the Selling Shareholder, to use your best efforts to sell the Shares upon the terms and conditions set forth in the Prospectus and hereinafter provided. The Selling Shareholder may on any business day deliver notice to you by telephonic communication and confirmed by any standard form of written telecommunication (the "Authorization") confirming the minimum price at which you may sell the Shares and the limitation, if any, on the number of Shares which may be sold at such price, and the terms of such Authorization shall remain in effect until you receive a subsequent Authorization which modifies the terms of the previously delivered Authorization. The terms contained in the most recently delivered Authorization may be modified subsequent to the delivery thereof by telephonic or other form of communication, provided that you shall not be bound by, or subject to any liability with respect to, such modification until a reasonable time after receipt by you from the Selling Shareholder of a subsequent Authorization containing such modifications.

     The Selling Shareholder reserves the right, in its sole discretion, to suspend sales of the Shares commencing at any time for any period of time or permanently. Upon receipt of instructions from the Selling Shareholder, you will forthwith suspend such sales for the Selling Shareholder until such time as it has advised you that sales may be resumed.

     The Selling Shareholder agrees to pay you a commission in respect of agency transactions in the amount of __ cents per Share.

     (b) Purchases as Principal. Each sale of Shares to you as principal other than a block transaction will be made in accordance with the terms of this Agreement and a separate agreement to be entered into between you and OEH which will provide for the sale of such Shares to you and the purchase and reoffering thereof by you. Each such separate agreement (which will be substantially in the form of Exhibit A hereto and which may take the form of an exchange of any standard form of written telecommunication between you and the Selling Shareholder) is herein referred to as a "Terms Agreement." Your commitment to purchase Shares pursuant to any Terms Agreement will be deemed to have been made on the basis of the representations and warranties of OEH and the Selling Shareholder herein contained and will be subject to the terms and conditions herein set forth. Each Terms Agreement will specify the number of Shares to be purchased by you from the Selling Shareholder pursuant thereto, the price to be paid to the Selling Shareholder for such Shares, the initial public offering price, if any, at which the Shares are proposed to be reoffered, and the date, time and place of delivery of and payment for such Shares (the "Settlement Date"). Such Terms Agreement will also specify any requirements for opinions of counsel and letters from Deloitte & Touche LLP pursuant to Section 5 hereof.

     (c) Manner of Sales.

          (1) The sale of the Shares through you as agent or by you as principal may be effected from time to time by means of

               (A) ordinary brokers' transactions and transactions in which the broker-dealer solicits purchasers,

               (B) block transactions (which may involve crosses) in accordance with the rules of the New York Stock Exchange in which you may attempt to sell Shares as agent but may purchase and resell all or a portion of the block as principal,

               (C) fixed price offerings off the floor of the New York Stock Exchange, or exchange distributions or special offerings pursuant to and in accordance with the rules of the New York Stock Exchange,

               (D) privately negotiated transactions,

               (E) short sales,

               (F) firm commitment or best efforts underwritten offerings, or

               (G) a combination of any such transactions.

          (2) Such transactions may be effected by you at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices. You may effect such transactions by selling Shares to or through other broker-dealers, and such other broker-dealers may receive compensation in the form of underwriting discounts, concessions or commissions from you and/or commissions from the purchasers of Shares for whom they may act as agent (which discounts, concessions or commissions will not exceed those customary in the types of transactions involved). In connection with the sale of the Shares, you may also receive commissions from purchasers of Shares for whom you may act as agent.

          (3) OEH and the Selling Shareholder acknowledge that nothing in this Agreement will prohibit you from (A) acting as broker for the sale of shares of OEH by customers other than the Selling Shareholder, (B) soliciting the sale of shares of OEH through you as broker for the seller or to you as principal, and soliciting offers to buy shares, (C) purchasing shares of OEH otherwise than pursuant to this Agreement, and (D) offering and selling as principal for your own account shares of OEH which you have purchased otherwise than pursuant to this Agreement.

     (d) Procedures. Administrative procedures respecting the sale of Shares will be agreed upon from time to time by you, OEH and the Selling Shareholder, and as of the date of this Agreement, the administrative procedures relating to transactions in your capacity as agent pursuant to paragraph 2(a) hereof are set forth in Exhibit B hereto (the "Procedures"). You and OEH and the Selling Shareholder agree to perform the respective duties and obligations specifically provided to be performed by you and them herein and in the Procedures.


     SECTION 3. Covenants of OEH. OEH covenants with you as follows:

     (a) OEH will advise you immediately and confirm such advice in writing:

          (i) of OEH's intention to amend or supplement the Registration Statement or the Prospectus (otherwise than by the filing of reports pursuant to Section 13(a) of the 1934 Act), and OEH will furnish you with copies of any such amendment or supplement a reasonable time in advance of filing, and will not file such amendment or supplement without your consent, which consent shall not be unreasonably withheld;

          (ii) of the filing of any document incorporated by reference in the Registration Statement, and promptly thereafter OEH will make available to you for consultation appropriate personnel of OEH so as to permit you to conduct due diligence with respect to such filing;

          (iii) of the receipt of any comments from the Commission with respect to the Registration Statement or the Prospectus or the request by the Commission for any amendment to the Registration Statement or any supplement to the Prospectus or for additional information relating to the Registration Statement or the Prospectus or any document incorporated by reference into the Prospectus;

          (iv) of the filing or effectiveness of any amendment or supplement to the Registration Statement or the Prospectus; and

          (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction or the institution or threat of any proceeding for any such purposes. OEH will use its best efforts to prevent the issuance of any such order or of any order suspending such qualification and to obtain as soon as possible its lifting at the earliest possible moment, if issued.

     (b) OEH will furnish to you such copies of the Prospectus and all amendments and supplements thereto, in each case as soon as available and in such quantities as you may reasonably request.

     (c) If at any time when a prospectus is required by the 1933 Act to be delivered in connection with the offering or sales of the Shares, any event shall occur or condition exist as a result of which it is necessary, in the reasonable opinion of counsel for OEH, to amend or supplement the Prospectus so that it will not include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the reasonable opinion of such counsel at any such time to amend or supplement the Registration Statement or the Prospectus in order to comply with the requirements of the 1933 Act or the rules of the Commission, OEH will give you immediate notice to cease the sale of the Shares in your capacity as agent and to cease sales of any Shares you may then own as principal, and OEH will, subject to subsection 3(a)(i), if applicable, promptly prepare and file with the Commission such amendment or supplement, whether by filing documents pursuant to the 1934 Act, the 1933 Act or otherwise, as may be necessary to correct such untrue statement or omission or to make the Registration Statement comply with such requirements.

     (d) At any time when a prospectus is required by the 1933 Act to be delivered in connection with the offering and sales of the Shares, if OEH releases to the general public quarterly financial statement information of OEH, interim financial statement information with respect to any unanticipated charge or gain or, upon your reasonable request, any other interim financial statement information related to OEH with respect to each of the first three quarters of any fiscal year, OEH will promptly furnish to the Commission a Form 8-K under the 1934 Act, as required by Item 2.02 of the said Form, that includes (or OEH shall, subject to subsection 3(a)(i), if applicable, otherwise cause the Registration Statement to be amended and the Prospectus to be supplemented to include or incorporate by reference) such financial statement information and, if and to the extent relevant, corresponding information for the comparable period of the preceding fiscal year; provided that if on the date of such release, and for so long thereafter as, (i) all sales of Shares previously made pursuant to paragraph 2(a) of this Agreement have settled, (ii) you are not obligated to purchase Shares under a Terms Agreement, and (iii) you are not offering for sale any Shares which you are holding as principal and which you acquired under a Terms Agreement, then OEH will not be obligated to file such a Form 8-K or otherwise amend or supplement the Prospectus.

     (e) At any time when a prospectus is required by the 1933 Act to be delivered in connection with the offering or sales of the Shares, if OEH releases to the general public audited financial information of OEH for any fiscal year, OEH will promptly furnish to the Commission a Form 8-K under the 1934 Act, as required by Item 2.02 of the said Form, that includes (or OEH shall, subject to subsection 3(a)(i), if applicable, otherwise cause the Registration Statement to be amended and the Prospectus to be supplemented, to include or incorporate by reference) such audited financial statements and the report or reports, and consent or consents to such inclusion or incorporation by reference, of the independent accountants with respect thereto; provided that if on the date of such release, and for so long thereafter as, (i) all sales of Shares previously made pursuant to paragraph
2(a) of this Agreement have settled, (ii) you are not obligated to purchase Shares under a Terms Agreement, and (iii) you are not offering for sale any Shares which you are holding as principal and which you acquired under a Terms Agreement, then OEH will not be obligated so to amend or supplement the Prospectus.

     (f) At any time when the Prospectus is required by the 1933 Act to be delivered in connection with the offering or sale of the Shares, OEH (i) will file promptly with the Commission all documents required to be filed by it pursuant to Section 13(a), 13(c) or 15(d) of the 1934 Act, and (ii) will obtain the written consent of OEH's independent accountants for the incorporation by reference in the Registration Statement of their reports on the audited financial statements contained in OEH's annual reports on Form 10-K under the 1934 Act.

     (g) OEH will make generally available to its securityholders as soon as practicable earnings statements (in form complying with the provisions of Rule 158 under the 1933 Act) with respect to each sale of Shares under a Terms Agreement.

     (h) Until this Agreement is terminated, OEH will furnish to you, as soon as available, (i) a copy of each of its annual reports to shareholders, (ii) a copy of each other document mailed by OEH to its shareholders, (iii) each press release or announcement issued by OEH, and (iv) from time to time, such other information concerning OEH and its subsidiaries as you may reasonably request.

     (i) OEH and the Selling Shareholder will cooperate with you in qualifying the Shares, including the Rights associated therewith, for offering and sale under the laws of such jurisdictions as you shall reasonably designate and will cooperate with you in continuing such qualifications in effect so long as required for the distribution by you of such Shares and Rights; provided that in connection with such qualification, OEH or the Selling Shareholder will not be required to qualify as a foreign corporation or a securities dealer in any jurisdiction, or to consent to the service of process under the laws of any jurisdiction (except service of process with respect to the offering and sale of the Shares) or to take any action which would or could subject OEH to taxation in any jurisdiction where it is not now so subject. OEH or the Selling Shareholder will execute such statements and reports which you or your counsel prepare as may be required by the laws of each jurisdiction in which the Shares and Rights are being qualified. OEH will also supply you with such information for determining the legality of the Shares and Rights for investment under the laws of such jurisdictions as you may reasonably request.

     SECTION 4. Payment of Expenses. The Selling Shareholder will pay all expenses, fees and taxes (other than transfer taxes and any fees and disbursements of your counsel except as provided in clause (iv) below) incident to the performance of its obligations under this Agreement, including (i) the preparation and filing of the Registration Statement and all amendments thereto,
(ii) the transfer and delivery of the Shares, (iii) the fees and disbursements of the accountants, counsel and other advisors of OEH and the Selling
Shareholder, (iv) the qualification of the Shares under securities laws in accordance with the provisions of Section 3(i), including filing fees and the reasonable fees and disbursements of your counsel in connection with such qualification and in connection with the preparation of any blue sky survey, (v) any fees, taxes and charges imposed by Bermuda on the sale of the Shares, (vi) the printing and delivery to you of copies of the Registration Statement and all amendments thereto, and copies of the Prospectus and any amendments or supplements thereto, (vii) the reproduction and delivery of copies of the blue sky survey, (viii) the fees and expenses, if any, incurred with respect to any filing by you with the National Association of Securities Dealers, Inc. in connection with the offer and sale of the Shares, (ix) the fees and expenses incurred in connection with the listing of the Shares on the New York Stock Exchange, and (x) any stamp duties, capital duties and stock transfer taxes payable upon the sale of Shares to you.

     SECTION 5. Conditions to Obligations. Your obligations to sell the Shares as agent of the Selling Shareholder, and your obligations to purchase Shares pursuant to any Terms Agreement, will be subject to the accuracy of the representations and warranties on the part of OEH and the Selling Shareholder herein on the most recent Effective Date, any applicable Representation Date and any applicable Settlement Date, to the performance and observance by OEH and the Selling Shareholder of all covenants and agreements herein contained on its part to be performed and observed, and to the following additional conditions precedent:

     (a) Effectiveness of Registration Statement. The last filed post-effective amendment the Registration Statement shall have been declared effective under the 1933 Act, and no stop order suspending the effectiveness of the Registration Statement or the suspension of the qualification of the Shares for offering or sale in any jurisdiction shall have been issued and not lifted, and no proceedings for such purposes shall have been instituted and continue to be pending, or, to your knowledge or the knowledge of OEH, shall be threatened, and all requests for additional information by the Commission shall have been complied with to your reasonable satisfaction.

     (b) Opinions of Counsel. At each Settlement Date with respect to any Terms Agreement, if called for by such Terms Agreement, you shall have received:

          (1) Opinion of U.S. Counsel to OEH and the Selling Shareholder -- the opinion, dated as of such Settlement Date, of Carter Ledyard & Milburn LLP, United States counsel to OEH and the Selling Shareholder, in form reasonably satisfactory to you and your counsel, to the effect that:

               (i) Orient-Express Hotels Inc. has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, and each of Charleston Center LLC and Windsor Court Hotel LLC has been duly formed and is a validly existing limited liability company in good standing under the laws of the State of Delaware; and

               (ii) To such counsel's best knowledge[, except as may be described in the Prospectus], there are no legal or governmental proceedings pending or threatened in the United States to which OEH or any of its subsidiaries is a party or to which any of its or their properties is subject and which are required to be disclosed in the Registration Statement or the Prospectus pursuant to Item 103 ("Legal Proceedings") of Regulation S-K;

               (iii) To such counsel's best knowledge, there are no legal or governmental proceedings pending or threatened in the United States to which the

          Selling Shareholder is a party or to which any of its properties is subject, which might reasonably be expected to affect materially and adversely the consummation of the transactions contemplated in this Agreement or the performance by the Selling Shareholder of its obligations hereunder;

               (iv)  The   execution   and  delivery  by  OEH  and  the  Selling
          Shareholder of this Agreement [and the Terms Agreement], the performance by OEH and the Selling Shareholder of, or their compliance with, their respective obligations under this Agreement [and the Terms Agreement], and the consummation of the transactions contemplated in this Agreement or in the Registration Statement, including the offering, sale and delivery by the Selling Shareholder of the Shares, the Rights and the Preferred Shares issuable upon the exercise of such Rights (assuming such Preferred Shares were issued on the date of such opinion), do not and will not, whether with or without the giving of notice or the passage of time or both, result in a breach or violation of any of the terms or provisions of, or constitute a default by OEH or the Selling Shareholder under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of OEH, any of its subsidiaries, or the Selling Shareholder under, (A) any indenture, mortgage, deed of trust, loan or credit agreement, note, license, lease or any other agreement or instrument listed in Annex A to such opinion at your reasonable request, provided that such counsel need not express any opinion as to a loan facility providing for aggregate indebtedness, in one or more installments, less than or equal to $_______, or (B) any United States federal or New York statute, rule or regulation or any decree, judgment or order, known to such counsel, of any United States federal or New York court or governmental agency or body specifically applicable to OEH or any of its subsidiaries, except for such breaches, violations, defaults, liens, charges or encumbrances that would not have a Material Adverse Effect;

               (v) Upon payment of the purchase  price for the Shares to be sold by the Selling Shareholder pursuant to this Agreement, delivery of such Shares as directed by you to Cede or such other nominee as may be designated by DTC (unless delivery of such Shares is unnecessary because such Shares are already in possession of Cede or such other nominee), registration of such Shares in the name of Cede or such other nominee (unless registration of such Shares is unnecessary because such Shares are already registered in the name of Cede or such other nominee) and the crediting of such Shares on the books of DTC to your securities accounts (assuming that neither DTC nor you has notice of any "adverse claim" to such Shares within the meaning of Section 8-105 of the UCC), (A) DTC shall be a "protected purchaser" of such Shares within the meaning of Section 8-303 of the UCC, and will acquire its interest in the Shares (including, without limitation, all rights that the Selling Shareholder had or has the power to transfer in such Shares) free and clear of any adverse claim within the meaning of Section 8-102 of the UCC, (B) under Section 8-501 of the UCC, you will acquire a valid security entitlement in respect of such Shares and (C) no action (whether framed in conversion, replevin, constructive trust, equitable lien, or other theory) based on any adverse claim to such Shares may be successfully asserted against you with respect to such security entitlement; for purposes of this opinion, such counsel may assume that when such payment, delivery (if necessary) and crediting occur, (x) such Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on OEH's share registry in accordance with its memorandum of association, bye-laws and applicable law, (y) DTC will be registered as a "clearing corporation" within the meaning of Section 8-102 of the UCC, and (z) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC.

               (vi) No consent, approval, authorization or order of, or registration, qualification or filing of or with, any United States federal or New York governmental authority or agency or, to the best of such counsel's knowledge, any United States federal or New York court is required for the performance by OEH and the Selling Shareholder of its obligations under this Agreement [and the Terms Agreement], or the consummation of the transactions contemplated by this Agreement in connection with the valid sale and delivery by the Selling Shareholder of the Shares, the Rights associated therewith and the Preferred Shares issuable upon the exercise of such Rights, except, in the case of the Shares and the Rights associated therewith,
          (a) such as have been or will have been obtained or made under the 1933 Act, and (b) such as may be required under the state securities laws of New York, as to which such counsel need not express an opinion, in connection with the purchase and distribution of the Shares and Rights by you, and except, in the case of the Preferred Shares issuable upon the exercise of the Rights associated with the Shares, (c) such as may be required under the 1933 Act or the 1934 Act, and (d) such as may be required under state securities laws in connection with the issuance of the Preferred Shares upon the exercise of such Rights;

               (vii) The Registration Statement, and the latest filed post-effective amendment thereto, are effective under the 1933 Act, and to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement is in effect and no proceedings for that purpose have been initiated or are pending or threatened;

               (viii) The Registration Statement, the Prospectus and each document incorporated by reference therein, at the time each of them was initially filed with the Commission, complied as to form in all material respects with the requirements of the 1934 Act and the rules of the Commission thereunder;

               (ix) The descriptions in the Registration Statement and the Prospectus and each amendment or supplement thereto, of those contracts and other legal documents, United States federal and New York statutes, and legal or governmental proceedings in the United States, which are to be listed in Annex B to such opinion, are accurate summaries in all material respects;

               (x) To such counsel's best knowledge, there are no contracts or documents required to be described in the Registration Statement or the

          Prospectus, or required to be filed as exhibits to the Registration Statement, or incorporated by reference in the Registration Statement or the Prospectus, which are not described or filed or incorporated by reference as required, it being understood that such counsel expresses no opinion as to the financial statements and related notes and schedule or schedules or other financial information and statistical data in the Registration Statement or the Prospectus;

               (xi) The Class A Shares, (including the Shares) and the Rights associated therewith are listed on the New York Stock Exchange, Inc.;

               (xii) OEH is eligible to use Form S-3 for the registration under the 1933 Act of the offer and sale of the Shares by the Selling Shareholder as described in the Prospectus, and the Registration Statement meets the requirements set forth in Rule 415(a)(1)(i) under the 1933 Act;

               (xiii)  OEH  is  not  an   "investment   company"  or  an  entity
          "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended.

               (xiv) The submission of OEH and the Selling Shareholder (pursuant to Section 16 of this Agreement) to the personal jurisdiction of the courts of the State of New York in the County of New York or the
          United States District Court for the Southern District of New York with respect to any action or proceeding arising out of, or based on, this Agreement is valid and enforceable against OEH and the Selling Shareholder, and the appointment by OEH and the Selling Shareholder of Corporation Service Company as the designee, appointee and agent upon whom process may be served in any such action or proceeding is also valid and enforceable against OEH and the Selling Shareholder. However, the enforceability of such submission and appointment is subject to, and may be limited by, (i) bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization, fraudulent conveyance or other similar laws relating to or affecting the enforcement of the rights of creditors, (ii) general principles of equity, and (iii) the discretion of United States federal or New York State courts with respect to venue, as provided in 28 U.S.C. Section 1404(a) and New York CPLR Section 510, respectively.

          Carter Ledyard & Milburn LLP may limit such opinion to the laws of the United States of America and the State of New York, and the General Corporation Law and Limited Liability Company Act of the State of Delaware, and may rely as to factual matters on certificates obtained from officers of OEH and public officials.

          The opinion of Carter Ledyard & Milburn LLP will also state that, while such counsel have not made any independent investigation of, are not passing upon and do not assume responsibility for, the accuracy or completeness of the statements contained in the Registration Statement or the Prospectus (other than as indicated in subsections (viii) and (ix) above, on the basis of discussions regarding the business and affairs of OEH and the Selling Shareholder, and such counsel's familiarity with certain matters relating to such business and affairs as a result of having served as United States counsel for OEH and the Selling Shareholder in connection with previous transactions, nothing has come to such counsel's attention that would lead them to believe that the Registration Statement (other than the financial statements and notes and other financial and statistical data included in the Registration Statement and Prospectus, as to which such counsel expresses no view), as of the most recent Effective Date contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus (other than the financial statements and notes and other financial and statistical data included in the Registration Statement and Prospectus, as to which such counsel expresses no view), on the most recent Effective Date, or on the appropriate Settlement Date or Representation Date, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (2) Opinion of Bermuda Counsel to OEH and the Selling Shareholder -- the opinion, dated as of such Settlement Date, of Appleby Spurling Hunter, Bermuda counsel to OEH and the Selling Shareholder, in form reasonably satisfactory to you and your counsel, to the effect that:

               (i) OEH and the Selling Shareholder are exempted companies duly incorporated with limited liability, validly existing and in good standing under the laws of Bermuda;

               (ii) OEH has all requisite corporate power and authority under its Constitutional Documents (as defined) to own, lease, manage and operate its properties and to conduct its business as described in the Registration Statement and Prospectus; OEH and the Selling Shareholder have all requisite corporate power and authority under their respective Constitutional Documents to enter into and perform their respective obligations under this Agreement [and the Terms Agreement] and to deliver the Shares as herein contemplated.

               (iii) This Agreement [and the Terms Agreement] has/have been duly authorized, executed and delivered by OEH and the Selling Shareholder and constitute[s] [a] valid and binding obligation[s] of OEH and the Selling Shareholder enforceable against OEH and the Selling Shareholder in accordance with its/their terms;

               (iv) The issued and outstanding Class A Shares have been duly authorized and validly issued and are fully paid and non-assessable;

               (v) None of the outstanding Class A Shares were issued in violation of any pre-emptive or other similar rights of any security holder of OEH pursuant to the Constitutional Documents (as defined);

               (vi) The Shares have been duly authorized for sale and delivery to you pursuant to the terms of this Agreement [and the Terms Agreement], and when sold and delivered by OEH pursuant to the terms of this Agreement [and the Terms Agreement], against payment of the consideration set forth in the Terms Agreement, will be validly issued, fully paid and non-assessable, and no holder of the Shares is or will be subject to personal liability with respect to the debts or obligations of OEH solely by reason of being such a holder.

               (vii) The Rights Agreement has been duly authorized, executed and delivered by OEH, the Rights have been duly authorized by OEH, the Rights attached to the Shares will be validly issued when the Shares are issued, and the Preferred Shares issuable upon the exercise of the Rights have been duly authorized by OEH and validly reserved for issuance upon the exercise of the Rights and, when issued upon such exercise in accordance with the terms of the Rights Agreement, will be validly issued, fully paid and non-assessable;

               (viii) Based solely on the results of the Litigation Search (as defined), there is not pending any action, suit, proceeding, inquiry or investigation in Bermuda, to which OEH is a party or to which the property of OEH is subject, before or brought by any court or governmental agency or body in Bermuda, which could reasonably be expected to result in a Material Adverse Effect, or which could reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated by this Agreement or the performance by OEH of its obligations hereunder.

               (ix) The information in the Prospectus under the captions "Risk Factors - Other Risks - We cannot assure you that a judgment of a United States court for liabilities under U.S. securities laws would be enforceable in Bermuda, or that an original action can be brought in Bermuda against Orient-Express Hotels for liabilities under U.S. securities laws," Risk Factors - Other Risks - Orient-Express Hotels' directors and officers may control the outcome of most matters submitted to a vote and of its shareholders," "Risk Factors - Other Risks - Provisions in Orient-Express Hotels' charter documents may discourage potential acquisitions of Orient-Express Hotels, even those which the holders of a majority of its class A common shares might favor," and "Description of the Common Shares," to the extent such information constitutes matters of Bermuda law, is accurate in all material respects.

               (x) The execution and delivery by OEH and the Selling Shareholder of this Agreement [and the Terms Agreement], the performance by OEH and the Selling Shareholder of, or their compliance with, their respective obligations under this Agreement [and any Terms Agreement], and the consummation of the transactions contemplated in this Agreement, any Terms Agreement or the Registration Statement, including the sale and delivery by OEH and the Selling Shareholder of the Shares, the Rights and the Preferred Shares issuable upon the exercise of such Rights (assuming such Preferred Shares were issued on the date of such opinion), do not and will not result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of

          OEH or the Selling Shareholder under, (A) any indenture, mortgage, deed of trust, loan agreement or any other agreement or instrument which is described or referred to in the Prospectus, or is filed or incorporated by reference as an exhibit to the Registration Statement, and to which OEH or the Selling Shareholder is a party, or by which either of them is bound, or to which any of their respective property or assets is subject, except for such breaches, violations, defaults, liens, charges or encumbrances, if any, that would not have a Material Adverse Effect), (B) any requirement of any law or regulation of Bermuda, and (C) the Constitutional Documents;

               (xi)  No  consent,  approval,   authorization  or  order  of,  or
          registration or qualification or filing of or with, any Bermuda governmental agency or body or, to the best of such counsel's knowledge, any Bermuda court is required for the performance by OEH and the Selling Shareholder of their respective obligations under this Agreement [and the Terms Agreement], including the sale and delivery by the Selling Shareholder of the Shares, the Rights associated therewith and the Preferred Shares issuable upon the exercise of such Rights, except such as have been obtained from the Bermuda Monetary Authority; and

               (xii) The choice of the laws of the State of New York as the proper law to govern this Agreement and the Terms Agreement is a valid choice of law under Bermuda law, and such choice of law would be recognized, upheld and applied by the courts of Bermuda as the proper law of this Agreement and the Terms Agreement in proceedings brought before them in relation to this Agreement [and the Terms Agreement], provided that (1) the point is specifically pleaded; (2) such choice of law is valid and binding under the laws of the state of New York; and (3) recognition would not be contrary to public policy as that term is understood under Bermuda law.

               (xiii) There are no Bermuda capital, stamp or other issuance taxes or duties payable in Bermuda in connection with the issuance, sale and delivery of the Shares to you, or the consummation of any of the other transactions contemplated in this Agreement [and the Terms Agreement].

               (xiv) The irrevocable and unconditional submission by OEH and the Selling Shareholder to the jurisdiction of any state or federal court in New York under this Agreement is not contrary to Bermuda law and would be recognised by the courts of Bermuda as a legal, valid and binding submission, provided that such submission is accepted by such courts and is legal, valid and binding under the laws of the State of New York.

               (xv) A final and conclusive judgment of a competent foreign court against OEH and/or the Selling Shareholder based on this Agreement, and the transactions contemplated hereby (other than a court of jurisdiction to which the Judgment (Reciprocal Enforcement) Act 1958 applies, and it does not apply to the courts of New York) under which a sum of money is payable (not being a sum payable in respect of taxes or other charges of a like nature, in respect of a fine or other penalty, or in respect of multiple damages as defined in The Protection of Trading Interests Act 1981) may be the subject of enforcement proceedings in the Supreme Court of Bermuda under the common law doctrine of obligation by action on the debt evidenced by the judgment of such competent foreign court. A final opinion as to the availability of this remedy should be sought when the facts surrounding the foreign court's judgment are known, but, on general principles, one would expect such proceedings to be successful provided that:

                    (a) the court which gave the judgment was  competent to hear
               the  action  in  accordance   with  private   international   law
               principles as applied in Bermuda; and

                    (b) the judgment is not contrary to public policy in Bermuda, has not been obtained by fraud or in proceedings contrary to natural justice and is not based on an error in Bermuda law.

          Enforcement of such a judgment against the assets in Bermuda may involve the conversion of the judgment debt into Bermuda dollars, but the Bermuda Monetary Authority's policy is to give the consents necessary to enable recovery in the currency of the obligation.

               (xvi) such counsel has no reason to believe that as of the date of the opinion the enforcement of a foreign judgment relating to the indemnification and contribution provisions set forth in Sections 7 and 8 of this Agreement would contravene Bermuda public policy or laws.

          (3) Opinion of Corporate Secretary of OEH and the Selling Shareholder -- the opinion, dated as of such Settlement Date, of Edwin S. Hetherington, Secretary of OEH and Vice President, General Counsel and Secretary of the Selling Shareholder, in form reasonably satisfactory to you and your counsel, to the effect that:

               (i) The issued capital shares of each significant subsidiary of OEH (as defined in Regulation S-X of the Commission) have been duly authorized and validly issued, are fully paid and non-assessable and except as otherwise disclosed in the Prospectus, are owned beneficially by OEH, either directly or through wholly-owned subsidiaries of OEH, free and clear, to the best of such counsel's knowledge, of any pledge, lien, encumbrance, security interest, restriction on voting or transfer, preemptive rights or other defect or claim of any third party, except as disclosed in Section 1(j) of this Agreement.

               (ii) To the best of such counsel's knowledge, [except as may be described in the Prospectus,] there are no legal or governmental proceedings pending or threatened in England to which OEH or any of its subsidiaries is a party or to which any of its or their properties is subject, except for such proceedings that, individually or in the aggregate, would not have a Material Adverse Effect.

               (iii)  The   execution  and  delivery  by  OEH  and  the  Selling
          Shareholder of this Agreement [and the Terms Agreement], the performance by OEH and the Selling Shareholder of, or their compliance with, their respective obligations under this Agreement [and the Terms Agreement], and the consummation of the transactions contemplated in this Agreement or in the Registration Statement, including the sale and delivery by the Selling Shareholder of the Shares, the Rights and the Preferred Shares issuable upon the exercise of such Rights (assuming such Preferred Shares were issued on the date of such opinion) do not and will not, whether with or without the giving of notice or the passage of time or both, result in a breach or violation of any of the terms or provisions of, or constitute a default by OEH or the Selling Shareholder under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of OEH, any of its subsidiaries, or the Selling Shareholder under, (A) any indenture, mortgage, deed of trust, loan agreement or any other agreement or instrument listed in Annex A to such opinion, or (B) any applicable law, statute, rule, regulation, or any judgment, order, writ or decree, known to such counsel, of any government, government instrumentality or court in the United Kingdom having jurisdiction over OEH or any of its subsidiaries or any of their assets, properties or operations; and

     Such counsel may limit such opinion to the laws of the United Kingdom. The opinion of such counsel will also state as follows:

          "In my capacity as the Secretary of OEH and the Selling Shareholder, I participated in the preparation of the Registration Statement and the Prospectus. In the course of those preparations, I have participated in conferences with other officers and other representatives of OEH and the Selling Shareholder, representatives of the independent public accountants for OEH, counsel to OEH and the Selling Shareholder and your representatives, and I am familiar with the statistical data contained in the Registration Statement and the Prospectus. Although I have not independently verified the accuracy, completeness or fairness of that statistical data, I advise you that no facts have come to my attention that cause me to believe (i) that the Registration Statement, at the time they became effective, included any statistical data which constituted or contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements in the Registration Statement not misleading, or (ii) that the Prospectus, at the time it was issued and on the date hereof, included or includes any statistical data which constituted or contained, or constitutes or contains, an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements in the Prospectus, in the light of the circumstances under which they were made, not misleading. Nothing set forth herein is intended to express any view with respect to the financial statements of OEH or any related notes or schedules."

          (4)  Opinion  of  Counsel  to Agent -- the  opinion,  dated as of such
     Settlement Date, of your counsel (i) to the effect that the opinions delivered pursuant to subsections 5(b)(1), 5(b)(2) and 5(b)(3) above appear on their face to be appropriately responsive to the requirements of this Agreement except, specifying the same, to the extent waived by you, and
     (ii) with respect to the Shares, this Agreement, the Registration Statement, the Prospectus, the documents incorporated by reference and such other related matters as you may require. In giving such opinion, such counsel may rely, as to all matters governed by the laws of jurisdictions other than the laws of the State of New York and the federal laws of the United States, upon the opinions of counsel reasonably satisfactory to you, including the opinion of Appleby Spurling Hunter as to matters of Bermuda law. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of OEH and certificates of public officials.

     (c) Officers' Certificates. On each Settlement Date, there will not have been, since the date of the applicable Terms Agreement, and on each Effective Date, there will not have been since the respective dates as of which information is given in the Registration Statement and the Prospectus, any Material Adverse Change, whether or not arising in the ordinary course of business, and on each Effective Date, and on each Settlement Date, if called for by the applicable Terms Agreement, you will have received

          (i) a certificate of OEH's chairman, president or any vice president, dated as of the Effective Date or such Settlement Date, to the effect that
     (A) there has been no Material Adverse Change, (B) the other representations and warranties of OEH contained in Section 1 of this Agreement are true and correct with the same force and effect as though expressly made at and as of the time of such certificate, (C) OEH has complied with all agreements and satisfied all conditions on its part to be performed or satisfied under this Agreement and any applicable Terms Agreement at or prior to the date of such certificate, and (D) no stop order suspending the effectiveness of the Registration Statement or the qualification of the Shares for offer or sale in any jurisdiction has been issued, and no proceedings for that propose have been initiated or are pending or, to such person's knowledge, are threatened, and

          (ii) a certificate of the Selling Shareholder's president or any vice president, dated as of the Effective Date or such Settlement Date, to the effect that (A) the representations and warranties of the Selling Shareholder contained in paragraph 1(b) of this Agreement are true and correct with the same force and effect as though expressly made at and as of the time of such certificate, and (C) the Selling Shareholder has complied with all agreements and satisfied all conditions on its part to be performed or satisfied under this Agreement and any applicable Terms Agreement at or prior to the date of such certificate.

     (d) Independent Accountants Comfort Letter. On the date of any Terms Agreement, you will have received from Deloitte & Touche LLP a letter, dated as of such date, in form and substance reasonably satisfactory to you, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial and statistical information contained in the Registration Statement and the Prospectus.

     (e) Bring-down Comfort Letter. On each Settlement Date, if called for by the applicable Terms Agreement, you will have received from Deloitte & Touche LLP a letter, dated as of such Settlement Date, to the effect that they reaffirm the statements made in the letter furnished pursuant to paragraph (d) of this
Section 5, except that the specified date referred to will be a date not more than three business days prior to such Settlement Date will refer to the most recent consolidated financial statements, amounts, percentages and financial information contained therein.

     (f) Information to be Given to Agent's Counsel. On each Settlement Date, your counsel shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the sale of the Shares as herein contemplated and related proceedings, or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by OEH and the Selling Shareholder in connection with the sale of the Shares as herein contemplated shall be reasonably satisfactory in form and substance to you and your counsel.

     (g) Agent for Service. You shall have received evidence reasonably satisfactory to you that the appointment of Corporation Service Company as agent for service of process for OEH and the Selling Shareholder pursuant to Section 16 hereof has been accepted by such agent.

     (h) Conditions to Purchase of Option Shares. In the event that OEH and/or the Selling Shareholder grants you in a Terms Agreement an option to purchase Shares to cover overallotments ("Option Shares") and you exercise such option to purchase all or any portion of the Option Shares, the representations and warranties of OEH and the Selling Shareholder contained herein and the statements in such Terms Agreement or any certificates furnished by OEH or the Selling Shareholder hereunder will be true and correct as of each Settlement Date for such Option Shares ("Option Settlement Date") and, at the relevant Option Settlement Date, you will have received:

               (1) a certificate, dated such Option Settlement Date, of the chairman, president or any vice president of OEH and the president or any vice president of the Selling Shareholder confirming that the certificates delivered on the Settlement Date pursuant to paragraph 5(c) hereof remain true and correct as of such Option Settlement Date;

               (2) the opinions of Carter Ledyard & Milburn LLP, Appleby Spurling Hunter and Edwin S. Hetherington, each in form reasonably satisfactory to your counsel, dated such Option Settlement Date, relating to the Option Shares to be purchased on such Option Settlement Date and otherwise to the same effect as the opinions delivered pursuant to subsections 5(b)(1), 5(b)(2) and 5(b)(3) hereof;

               (3) the opinion of your counsel, dated such Option Settlement Date, relating to the Option Shares to be purchased on such Option Settlement Date and otherwise to the same effect as the opinion delivered pursuant to subsection 5(b)(4) hereof; and

               (4) a letter from Deloitte & Touche LLP, in form and substance reasonably satisfactory to you and dated such Option Settlement Date, substantially in the same form and substance as the letter furnished to you pursuant to paragraph 5(e) hereof, except that the specified date in the letter furnished to you pursuant to this paragraph (h) shall be a date not more than five days prior to such Option Settlement Date.

     Your obligation to purchase Shares pursuant to any Terms Agreement will be subject to the further condition that there shall not have come to your attention any facts that would cause you to believe that the Prospectus, at the time it was required to be delivered to a purchaser of the Shares, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at such time, not misleading.

     If any condition specified in this Section 5 will not have been fulfilled, this Agreement and any Terms Agreement may be terminated by you by notice to OEH at any time at or prior to the applicable Settlement Date, and such termination shall be without liability of any party to any other party except that the covenant set forth in paragraph 3(g) hereof, the provisions of Section 4 hereof, the indemnity provisions of Section 7 hereof, the contribution provisions of
Section 8 hereof and the provisions of Sections 9, 10, 13 and 14 hereof will remain in effect. For purposes of a Settlement Date with respect to any Terms Agreement, the term "Prospectus" will refer to the Prospectus last filed by OEH under Rule 424(b) under the 1933 Act prior to the execution of the applicable Terms Agreement.

     SECTION 6. Additional Covenants of OEH and the Selling Shareholder. OEH and the Selling Shareholder covenant and agree as follows:

     (a) Each execution and delivery of a Terms Agreement by OEH and the Selling Shareholder will be deemed to be (i) an affirmation that the representations and warranties of OEH and the Selling Shareholder contained in this Agreement and such Terms Agreement and in any certificate theretofore delivered to you pursuant hereto are true and correct at the time of such execution and delivery, and (ii) an undertaking that such representations and warranties will be true and correct at the applicable Settlement Date, as though made at and as of such Settlement Date (and it is understood that such representations and warranties shall relate to the Registration Statement and the Prospectus as amended and supplemented to each such time).

     (b) Each time that OEH (1) amends or supplements the Registration Statement or the Prospectus by filing with the Commission an annual report pursuant to
Section 13 or 15(d) of the 1934 Act, or (2) otherwise amends the Registration Statement or the Prospectus (other than by providing solely for a change in the plan of distribution or sales price or similar changes, and other than by filing with the Commission any document (other than an annual report) incorporated by reference into the Prospectus), OEH will furnish or cause to be furnished to you forthwith (i) a certificate, in form reasonably satisfactory to you, to the effect that the statements contained in the certificate referred to in paragraph 5(c) hereof which was last furnished to you are true and correct at the time of filing such amendment or supplement, as the case may be, as though made at and as of such time (except that such statements will be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such time) or (ii) in lieu of such certificate a certificate of the same tenor as the certificate referred to in paragraph 5(c), modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate.

     (c) Each time that OEH (1) amends or supplements the Registration Statement or the Prospectus by filing with the Commission an annual report pursuant to
Section 13 or 15(d) of the 1934 Act, or (2) otherwise amends the Registration Statement or the Prospectus (other than an amendment or supplement providing solely for a change in the plan of distribution or sales price or similar changes, and other than by filing with the Commission any document (other than an annual report) incorporated by reference into the Prospectus), OEH will cause to be furnished forthwith to you and your counsel (i) a written opinion of Carter Ledyard & Milburn LLP or other United States counsel reasonably satisfactory to you, (ii) a written opinion of Appleby Spurling Hunter or other Bermuda counsel reasonably satisfactory to you, and (iii) the written opinion of OEH's General Counsel or other counsel reasonably satisfactory to you, in each case dated the date of delivery of such opinion, in form reasonably satisfactory to you, of the same tenor as the opinions to be delivered by such counsel pursuant to subsections 5(b)(1), 5(b)(2) and 5(b)(3) hereof, respectively, but modified, as necessary, to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinions or, in lieu of such opinions, counsel last furnishing such an opinion to you may furnish you with a letter to the effect that you may rely on such last opinion to the same extent as though it was dated the date of such letter authorizing reliance (except that statements in such last opinion will, subject to the last sentence of Section 5 hereof, be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such letter authorizing reliance).

     (d) Each time that OEH (1) amends or supplements the Registration Statement or the Prospectus by filing with the Commission an annual report pursuant to
Section 13 or 15(d) of the 1934 Act, or (2) otherwise amends the Registration Statement or the Prospectus (other than an amendment or supplement providing solely for a change in the plan of distribution or sales price or similar changes, and other than by filing with the Commission any document (other than an annual report) incorporated by reference into the Prospectus), OEH shall cause Deloitte & Touche LLP forthwith to furnish you a letter, dated the date of filing of such annual report or other amendment or supplement with the Commission, in form reasonably satisfactory to you, of the same tenor as the letter referred to in paragraph 5(d) hereof but modified to relate to the Registration Statement and Prospectus, as amended and supplemented to the date of such letter, and to reflect changes in the financial statements and other information derived from the accounting records of OEH; provided that if the Registration Statement or the Prospectus is amended or supplemented solely to include financial information as of and for a fiscal quarter, Deloitte & Touche LLP may limit the scope of such letter to the unaudited financial statements included in such amendment or supplement unless any other information included therein of an accounting, financial or statistical nature is of such a nature that, in your reasonable judgment, such letter should cover such other information.

     (e) Each time that OEH amends or supplements the Registration Statement or the Prospectus by filing with the Commission a quarterly report pursuant to
Section 13 or 15(d) of the 1934 Act, OEH will cause to be furnished forthwith to you and your counsel a written Rule 10b-5 certification of Carter Ledyard & Milburn LLP or other United States counsel reasonably satisfactory to you, dated the date of delivery of such opinion, substantially in the form set forth in the last paragraph of Section 5(b)(1) of this Agreement but modified, as necessary, to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certification.

     SECTION 7. Indemnification.

     (a) Indemnification of Agent and Others. OEH and the Selling Shareholder, jointly and severally, agree to indemnify and hold harmless you, any other selling agents or underwriters who may in the future participate in the offering of the Shares hereunder (collectively with you, the "Underwriters"), affiliates, as defined in Rule 405 under the 1933 Act, of the Underwriters ("Affiliates"), and each person, if any, who controls any Underwriter within the meaning of
Section 15 of the 1933 Act as follows:

          (1) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (2) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission if such settlement is effected with the written consent of OEH and the Selling Shareholder;

          (3) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by you), reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened and to which you are a party, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subsection (1) or (2) above; and

          (4) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any failure by the Selling
     Shareholder to comply with its obligation to deliver Shares to any purchaser hereunder or pursuant to any Terms Agreement (such indemnity for failure to deliver Shares to be provided to the same extent that indemnity is provided in subsections (1)-(3) above with respect to untrue statements and omissions); provided that this indemnity, as to any preliminary prospectus, shall not inure to the benefit of any person on account of any loss, liability, claim, damage, or expense arising from the sale of the Shares to any person by you if you failed to send or give a copy of any subsequent preliminary prospectus or the Prospectus to such person within the time required by the 1933 Act, and the untrue statement or alleged untrue statement or mission or alleged omission of a material fact in such preliminary prospectus was corrected in the subsequent preliminary prospectus or the Prospectus, unless such failure resulted from noncompliance by OEH with Section 3(c) hereof; and provided further, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to OEH and the Selling Shareholder by you expressly for use in the Registration Statement (or any amendment thereto), or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) (the "Furnished Information").

     (b) Indemnification of OEH, the Selling Shareholder and Others. You agree to indemnify and hold harmless OEH, the Selling Shareholder, OEH's directors, each of its officers who signed the Registration Statement, and each person, if any, who controls OEH or the Selling Shareholder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section 7, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Furnished Information.

     (c) Actions Against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to paragraph 7(a) above, counsel to the indemnified parties shall be selected by you, and, in the case of parties indemnified pursuant to paragraph 7(b) above, counsel to the indemnified parties shall be selected by OEH and the Selling Shareholder. An indemnifying party may participate at its own expense in the defense of any such action; provided that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 7 or Section 8 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

     (d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by subsection 7(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

     (e) Other Agreements with Respect to Indemnification. The provisions of this Section 7 shall not affect any agreement between OEH and the Selling Shareholder with respect to indemnification.

     SECTION 8. Contribution. If the indemnification provided for in Section 7 is for any reason unavailable to or insufficient to hold harmless an indemnified party under Section 7 in respect to any loss, liability, claim, damage or expense,  or any action in  respect  thereof,  referred  to  therein,  then each indemnifying party will, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense, or action in respect thereof,
(i) in such proportion as shall be appropriate to reflect the relative benefits received from the sale of the Shares hereunder by OEH and the Selling Shareholder, on the one hand, and by the Underwriters, on the other hand, or
(ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of OEH and the Selling Shareholder, on the one hand, and the Underwriters, on the other hand, with respect to the statements or omissions which resulted in such loss, liability, claim, damage or expense, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by OEH and the Selling Shareholder, on the one hand, and the Underwriters, on the other hand, with respect to the offering of the Shares under this Agreement will be deemed to be in the same proportion as the total net proceeds from the offering of the Shares purchased under this Agreement (before deducting expenses) received by the Selling Shareholder, on the one hand, and the total brokerage and underwriting discounts and commissions received by the Underwriters with respect to the Shares purchased under this Agreement, on the other hand, bear to the total gross proceeds from the offering of the Shares under this Agreement. The relative fault will be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by OEH or the Selling Shareholder or by the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission.

     OEH and the Selling Shareholder and you agree that it would not be just and equitable if contributions pursuant to this Section 8 were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, liability, claim, damage or expense or action in respect thereof, referred to above in this
Section 8 will be deemed to include, for purposes of this Section 8, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.

     Notwithstanding the provisions of this Section 8, you will not be required to contribute any amount in excess of the amount by which the total price at which the Shares distributed by you hereunder was offered to the public exceeds the amount of any damages which you have otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission.

     No person guilty of fraudulent misrepresentation (within the meaning of section 11(f) of the 1933 Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     SECTION 9. Representations and Indemnities to Survive Delivery. The respective representations, warranties and agreements contained in this Agreement or in certificates of officers of OEH, the Selling Shareholder, their respective officer or subsidiaries, and you set forth in or made pursuant to any Pricing Agreement shall remain operative and in full force and effect, regardless (i) of any investigation made by or on behalf of you or your Affiliates or selling agents, any person controlling you, your officers or directors or any person controlling OEH and (ii) delivery of and payment for the Shares.

     SECTION 10. Your Status as Agent. In selling the Shares for the Selling Shareholder, you are acting solely as agent for the Selling Shareholder, and not as principal, except as otherwise provided in paragraph 2(b) hereof. When acting solely as agent, you will make reasonable efforts to assist the Selling Shareholder in obtaining performance by each purchaser whose offer to purchase Shares from the Selling Shareholder has been accepted on behalf of the Selling Shareholder, but you will not have any liability to the Selling Shareholder if any such purchase is not consummated for any reason.

     SECTION 11. Termination. This Agreement may be terminated for any reason at any time by any party hereto by giving five days' written notice of such termination to the other party hereto. You may also terminate this Agreement and any existing Terms Agreement immediately (i) if there has been, since the respective dates as of which information is given in the Registration Statement, any Material Adverse Change, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets or any outbreak or escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in your reasonable judgment, impracticable to market the Shares, or (iii) if trading in any securities of OEH has been suspended by the Commission or a national securities exchange, or if trading generally on either the New York Stock Exchange or the Nasdaq Stock Market has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said exchanges or by order of the Commission or any other governmental authority, or if a banking moratorium has been declared by either Federal, New York or United Kingdom authorities, or (iv) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (v) a stop order suspending the effectiveness of either Registration Statement or an order preventing or suspending the use of the Prospectus shall have been entered and shall not have been lifted or removed, or (vi) any event shall have occurred as a result of which the Prospectus would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they are made not misleading, and OEH will not have complied with Section 3(b) of this Agreement. In the event of any such termination, a party hereto will not have any liability to the other parties hereto (including any obligation of yours to complete a purchase of Shares as principal or to complete a sale as agent hereunder), except that (i) you will be entitled to any commissions earned in accordance with the third paragraph of paragraph 2(a) hereof, (ii) if at the time of termination, (A) you own any of the Shares with the intention of reselling them, or (B) an offer to purchase any of the Shares has been accepted on behalf of the Selling Shareholder but the time of delivery to the purchaser or its agent of the Shares relating thereto has not occurred, the covenants set forth in Sections 3 and 6 hereof and the conditions in Section 5 hereof will remain in effect until such Shares are so resold or delivered, as the case may be, and
(iii) the covenant set forth in paragraph 3(g) hereof, the provisions of Section 4 hereof, the indemnity provisions of Section 7 hereof, the contribution provisions of Section 8 hereof and the provisions of Sections 9, 10 and 13 hereof will remain in effect.

     SECTION 12. Notices. All notices and other communications hereunder will be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to you should be directed to [name] _____________, [address] __________________, New York, New York 100__, attention of _____________ (fax ( ) ________). Notices to OEH or the Selling Shareholder should be directed to OEH at 22 Victoria Street, Hamilton HM 12,
Bermuda, attention of the Secretary (fax (809) 292-8666), with copies to Orient-Express Hotels Inc., 1114 Avenue of the Americas, New York, New York 10036, attention of John T. Landry, Jr., Esq. (fax (212) 302-5055); to Orient-Express Services Ltd., Sea Containers House, 20 Upper Ground, London SE1 9PF, England, attention of Edwin S. Hetherington, Esq. (fax 011-44-207-805-5916); and to Vincent Monte-Sano, Esq., Carter Ledyard & Milburn LLP, 2 Wall Street, New York, New York 10005 (fax (212) 732-3232).

     SECTION 13. Parties. This Agreement and any Terms Agreement will inure to the benefit of and be binding upon you, on the one hand, and OEH and the Selling Shareholder, on the other, and your and its respective successors. Nothing expressed or mentioned in this Agreement or any Terms Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons and officers and directors referred to in Section 7 hereof and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any Terms Agreement, or any provision herein or therein contained. This Agreement and any Terms Agreement and all conditions and provisions hereof and thereof are intended to be for the sole and exclusive benefit of the parties hereto and their respective successors and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Shares will be deemed to be a successor by reason merely of such purchase.

     SECTION 14. Governing Law. THIS AGREEMENT AND ANY TERMS AGREEMENT, AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES CREATED HEREBY AND THEREBY, ARE AND WILL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

     SECTION 15. Counterparts. This Agreement and any Terms Agreement may be executed in one or more counterparts and, when a counterpart has been executed by each party, all such counterparts taken together will constitute one and the same agreement.

     SECTION 16. Submission to Jurisdiction. Any legal action or proceeding with respect to this Agreement and any Terms Agreement, the Shares or any document related thereto may be brought in the courts of the State of New York in the County of New York or the United States District Court for the Southern District of New York and, by execution and delivery of this Agreement, OEH and the
Selling Shareholder hereby accept for themselves and in respect of their respective properties, generally and unconditionally, the jurisdiction of the aforesaid courts in any such legal action or proceeding. The parties hereto hereby irrevocably waive trial by jury, and OEH and the Selling Shareholder hereby irrevocably waive any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, which they may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions. OEH and the Selling Shareholder hereby irrevocably designate Orient-Express Hotels Inc. and Corporation Service Company as the designees, appointees and agents of OEH and the Selling Shareholder to receive, for and on behalf of OEH and the Selling Shareholder, service of process in such respective jurisdictions in any legal action or proceeding with respect to this Agreement, any Terms Agreement, the Shares or any document related thereto. It is understood that a copy of such process served on either such agent will be promptly forwarded to OEH and the Selling Shareholder at their addresses set forth in Section 12, but the failure of OEH or the Selling Shareholder to receive such copy will not affect in any way the service of such process. In addition to service on OEH's and the Selling Shareholder's process agent, OEH and the Selling Shareholder further irrevocably consent to the service of process of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to OEH and the Selling Shareholder at their said address, such service to become effective 10 days after such mailing. Nothing herein will affect your right or the right of any holder of Shares to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against OEH in any other jurisdiction.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to OEH a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between you and OEH and the Selling Shareholder in accordance with its terms.


                                            Very truly yours,


                                            ORIENT-EXPRESS HOTELS LTD.


                                            By: _____________________
                                                Name:
                                                Title:


                                            SEA CONTAINERS LTD.


                                            By: _____________________
                                                 Name:
                                                 Title:


CONFIRMED AND ACCEPTED
as of the date first above written:

[Name of Selling Agent]

By:


     By: _____________________
         Name:
         Title:

                                                                       EXHIBIT A

                           ORIENT-EXPRESS HOTELS LTD.

                               (a Bermuda company)
                         9,903,300 Class A Common Shares
                              (par value $.01 each)

                                 TERMS AGREEMENT

                                                        [Date]

          Re:  Sales Agreement dated ___________ __, 200__



     The undersigned agrees to purchase _______ Shares on the following terms:

                  Initial Public Offering Price:     $_____ per Share
                  Discount:         _ %
                  Proceeds to Sea Containers Ltd. : $_____ per Share Settlement Date, Time and Place:
                  Lock-up provisions, if any:

     [The certificate referred to in Section 5(c) of the Sales Agreement, the opinions referred to in paragraph 5(b) of the Sales Agreement, and the accountants' letter referred to in paragraph 5(e) of the Sales Agreement will be required.]

                                            [Name of Selling Agent]

                                            By:



                                            By: _____________________
                                               Name:
                                               Title:

Accepted:

ORIENT-EXPRESS HOTELS LTD.

By: _____________________
     Name:
     Title:

SEA CONTAINERS LTD.

By: _____________________
     Name:
     Title:

                                                                       EXHIBIT B

Administrative Procedures

                           ORIENT-EXPRESS HOTELS LTD.
                         9,903,300 Class A Common Shares
                              (par value $.01 each)

     Up to 9,903,300 shares (the "Shares") of the class A common shares, par value $.01 each, of Orient-Express Hotels Ltd., a Bermuda company ("OEH"), are to be offered on a continuing basis by Sea Containers Ltd., a Bermuda company ("SCL"). [ ], as agent (the "Agent"), has agreed to use its best efforts to sell the Shares directly for SCL, and may also purchase Shares, as principal, for resale. The Shares are being sold pursuant to a Sales Agreement between OEH and SCL and the Agent dated __________ __, 2005 (the "Sales Agreement"). The Shares have been registered under the Securities Act of 1933 with the Securities and Exchange Commission (the "Commission").

     Administrative procedures and specific terms of the offering are explained below. Administrative responsibilities, document control and record-keeping functions will be performed for OEH and SCL by John T. Landry, Jr. and Edwin S. Hetherington.

Confirmation:                At the close of business on each day on which
                             Shares are sold hereunder (a "trade date"), the Agent will issue a confirmation for the day's transactions by fax or e-mail to Edwin S.
                             Hetherington at Orient-Express Hotels Ltd., London,
                             England (fax 011-44-207-805-5916, e-mail
                             edwin.hetherington@seacontainers.com), with a copy to John T. Landry, Jr. at Orient-Express Hotels
                             Inc. in New York (fax 212-302-5073, e-mail jack.landry@seacontainers.com) containing the following key details:
                             1. The number of Shares sold for SCL.
                             2. The prices at which the Shares were sold.
                             3. The commissions payable to the Agent by SCL.
                             4. Other applicable charges, such as transfer
                                taxes.
                             5. The net proceeds payable to SCL.
                             6. The date or dates of settlement.


Settlement Date:             3 business days after the trade date (the "
                             settlement date").

Denomination and
Registration:                Credit to the Agent's account at The
                             Depository Trust Company of the total
                             number of Shares to be settled on the
                             settlement date, unless other instructions are given to SCL by the Agent at least 48 hours prior to the settlement date. All certificates will be registered in the name of Cede & Co. unless other instructions are given to SCL by the Agent at least 48 hours prior to the settlement date.

Details for Settlement:      On the day after a trade date, OEH and/or SCL will
                             authorize EquiServe Trust Company N.A., as transfer agent, by fax or e-mail to deliver certificate(s) or credit Shares to Agent's Depository Trust
                             Company account on the settlement date upon telephonic, fax or e-mail authorization by SCL on such date. SCL will indicate denominations of certificate(s). On the settlement date, Agent will credit the amount of net sales proceeds to the account of SCL with Agent or send New York Clearing
                             House funds in the amount of net sales proceeds
                             (sales price less commission and transfer taxes) by wire to ___________________________, for the account of SCL, Account No. ______________________,
                             ABA Code _______________, Swift Code _____________,
                             or to __________ for the account of Sea Containers
                             Ltd., Account No. ______________, ABA Code
                             ____________, Swift Code _____________. Upon
                             telephonic receipt of funds wire number, SCL will authorize EquiServe Trust Company N.A. by telephone, fax or e-mail to release certificates to Agent.

Delivery of Certificates:    EquiServe Trust Company N.A. will release the
                             Shares to Agent on telephonic authorization by SCL.
                             Shares will be delivered for the account of the Agent through The Depository Trust Company, not later than 10:00 a.m., New York City time, on the third business day after the trade date for the sale of such Shares; provided that SCL and the Agent may agree that delivery of and payment for Shares sold in particular transactions and/or payment of commissions in respect thereof is to be made at such other times and places and in such other manner as for SCL and the Agent may determine.

Fails: If on the settlement date the Shares are ready for delivery but Agent does not wire funds to SCL, or credit net sales proceeds to SCL's account with Agent, Agent will pay interest to SCL for each day's delay at the federal funds rate.

Suspension of Sales;
Amendment or Supplement:     SCL will give Agent telephonic notice of
                             suspension, amendment or supplement,
                             confirmed by fax or e-mail.

Delivery of Prospectus:      SCL will deliver to Agent such
                             number of copies of the Prospectus as the Agent may reasonably request. OEH will file seven current Prospectus with the New York
                             Stock Exchange, or such other number as may be required from time to time pursuant to Rule 153.

Payment of Selling
Commissions and
Transfer Taxes:              Commissions and taxes will be deducted from sales
                             prices paid to SCL.

                                      B-2